UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2009

Global Entertainment Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49679	93-1221399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2375 E. Tropicana Avenue, Suite 8-259, Las Vegas, NV 89119
(Address of Principal Executive Office) (Zip Code)

(702) 516-9684
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1:                  REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 19, 2009, we entered into a Joint Venture Agreement (JVA) with Global Renaissance Entertainment Group (GREG), and Dale Godboldo (Godboldo), a producer of motion pictures and president of Urban Street Lit Films. The primary purpose of the JVA is to raise a significant amount of capital for the production of motion pictures that will be produced by the parties to the JVA.

In furtherance of the joint venture, Global Entertainment Holdings (GBHL) has established Global Renaissance Funding, LLC., a Nevada Limited Liability Company (GRF) to serve as the joint venture vehicle that will endeavor to raise capital. The stated goal is to raise up to $20 Million (US).  GBHL is the Managing Member of GRF and will own 51% of the equity interest therein.  Additionally, GBHL will own a 5% interest in GREG in exchange for the issuance of 110,000 shares of the Company’s restricted common stock.

Under the terms of the JVA, GBHL will issue 10,000 shares of its restricted common stock to investors for each $100,000 raised through the efforts of Arthur Wylie, plus an additional 10,000 shares of restricted common stock issued GREG per $100,000, and a bonus of 350,000 restricted common shares in the event GRF has raised an aggregate of $10 Million within four months.

The parties will form a “Steering Committee” to evaluate and determine which film projects will be financed. One-half of the funds raised by GRF will be used to finance motion pictures produced by GBHL, operating through one of its affiliated or subsidiary companies, and the other half of funds raised will be employed to finance film projects of GREG. Further, GBHL, or its designee, will receive both Producer and Executive Producer credits on film projects being produced by GREG, and vice-versa. The first motion picture project intended to be produced by GREG, with funding from GRA, is a film based on the best-selling book “Leslie”, written by Omar Tyree and published by Simon & Shuster.

The shares of common stock to be issued in connection with this transaction will be issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.

The foregoing description of the terms and conditions of the Joint Venture Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the full text of the Agreement filed as Exhibit 10.1, and incorporated herein.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SECTION 8:                  OTHER EVENTS

Item 8.01                        Other Events.

Press Release

On October 28, 2009, the Registrant issued a press release announcing it has entered into the Joint Venture Agreement with Global Renaissance Entertainment Group, an entity being formed by Arthur Wylie, a nationally known and successful business investor in film, real estate, and financial service companies.  A copy of the press release is attached hereto as Exhibit 99.1

SECTION 9.                  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01(d)                   Exhibits.

10.1                                  Joint Venture Agreement between the Company and Global Renaissance Entertainment Group, dated October 19, 2009 (filed herewith).

99.1                                  Press Release dated October 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Entertainment Holdings Inc.

Dated: November 19, 2009	By:	/s/ Gary Rasmussen
Gary Rasmussen
Chief Executive Officer